As Filed with the Securities and Exchange Commission on November 12, 2013

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
___________________________

Interactive Brokers Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	30-0390693
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Pickwick Plaza
Greenwich, Connecticut 06830
(203) 618-5800
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
___________________________

Thomas Peterffy
Chairman, Chief Executive Officer and President
One Pickwick Plaza
Greenwich, Connecticut 06830
(203) 618-5800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
___________________________

With copies to:
Richard Goldberg, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500
___________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☒	Accelerated filer☐
Non-accelerated filer☐ (Do not check if a Smaller Reporting Company)	Smaller Reporting Company☐

___________________________

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered (1)(2)	Price per Unit (1)(2)	Offering Price (1)(2)	Fee (3)

Class A Common Stock, $0.01 par value per share	—	—	—	—

(1)		Omitted pursuant to General Instruction II.E of Form S-3.
(2)		We are registering an indeterminate number of shares of our Class A Common Stock, which may be offered from time to time in unspecified numbers and at indeterminate prices.
(3)		In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

Common Stock

Interactive Brokers Group, Inc.

We may offer and sell shares of our Class A Common Stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. This prospectus describes some of the general terms that may apply to offers and sales of our Class A Common Stock. Each time any Class A Common Stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus.  The prospectus supplement will contain more specific information about the offering, including the number of shares of our Class A Common Stock to be sold by us. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

The shares of our Class A Common Stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our Class A Common Stock offered by this prospectus and the accompanying prospectus supplement may be offered by us directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our Class A Common Stock is quoted on the NASDAQ Global Select Market under the symbol “IBKR”. On November 11, 2013, the last reported sale price for our Common Stock was $22.39.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on Page 2 for information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2013

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
ABOUT INTERACTIVE BROKERS GROUP, INC.	1
RISK FACTORS	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	3
DESCRIPTION OF CAPITAL STOCK	3
PLAN OF DISTRIBUTION	8
WHERE YOU CAN FIND MORE INFORMATION	8
INCORPORATION BY REFERENCE	9
LEGAL MATTERS	9
EXPERTS	9

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, or the Securities Act. Under this automatic shelf registration process, we may offer shares of our Class A Common Stock in one or more offerings. This prospectus provides you with a general description of the shares of Class A Common Stock we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.

We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus and the accompanying prospectus supplement, nor any sale hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs subsequent to the date set forth on the front of such document, that the information contained herein and the accompanying prospectus supplement is correct as of any time subsequent to the date set forth on the front of such document, or that any information incorporated by reference is correct as of any time subsequent to the date set forth on the front of such document.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus.

ABOUT INTERACTIVE BROKERS GROUP, INC.

Interactive Brokers Group, Inc., which we refer to as IBG, Inc. or the Company, is an automated global electronic broker and market maker specializing in executing and clearing trades in securities, futures, foreign exchange instruments, bonds and mutual funds on more than 100 electronic exchanges and trading venues around the world and offering custody, prime brokerage, stock and margin borrowing services to our customers. In the U.S., our business is conducted from our headquarters in Greenwich, Connecticut, Chicago, Illinois and Jersey City, New Jersey. Abroad, we conduct business through offices located in Canada, England, Switzerland, Hong Kong, India, Australia and Japan.

IBG, Inc. is a holding company and our primary asset is our ownership of membership interests of IBG LLC, the current holding company for our businesses. As of September 30, 2013, we owned approximately 12.4% of the membership interests of IBG LLC and the remaining approximately 87.6% of IBG LLC membership interests are held by IBG Holdings LLC, a holding company that is owned by our founder, Chairman and Chief Executive Officer, Thomas Peterffy, and his affiliates, management and other employees of IBG LLC, and certain other members. We are the sole managing member of IBG LLC. On May 3, 2007, IBG, Inc. priced its initial public offering of shares of common stock, or the IPO. In connection with the IPO, IBG, Inc. purchased 10.0% of the membership interests in IBG LLC and began to consolidate IBG LLC’s financial results into its financial statements. When we use the terms “we,” “us,” and “our,” we mean IBG LLC and its subsidiaries for periods prior to the IPO, and IBG, Inc. and its subsidiaries (including IBG LLC) for periods from and after the IPO.

We are a successor to the market making business founded by our Chairman and Chief Executive Officer, Thomas Peterffy, on the floor of the American Stock Exchange in 1977. Since our inception, we have focused on developing proprietary software to automate broker-dealer functions. During that time, we have been a pioneer in developing and applying technology as a financial intermediary to increase liquidity and transparency in the capital markets in which we operate. The advent and evolution of electronic exchanges over the last 23 years has provided us with the opportunity to integrate our software with an increasing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention. Three decades of developing our automated market making platform and our automation of many middle and back office functions has allowed us to become one of the lowest cost providers of broker-dealer services and significantly increase the volume of trades we handle.

Our activities are divided into two principal business segments: (1) electronic brokerage and (2) market making:

•
As a direct market access broker, we serve the customers of both traditional brokers and prime brokers. We provide our customers with an advanced order management, trade execution and portfolio management platform at a very low cost. Our customers can simultaneously access different financial markets worldwide and trade across multiple asset classes (stocks, options, futures, foreign exchange, bonds and mutual funds) denominated in 21 different currencies, on one screen, from a single account based in any major currency. Our large bank and broker-dealer customers may “white label” our trading interface (i.e., make our trading interface available to their customers without referencing our name), or can select from among our modular functionalities, such as order routing, trade reporting or clearing on specific products or exchanges where they may not have up-to-date technology, to offer their customers a complete global range of services and products.

•
As a market maker, we provide continuous bid and offer quotations on over 866,000 securities and futures products listed on electronic exchanges around the world.  Our quotes are driven by proprietary mathematical models that assimilate market data and reevaluate our outstanding quotes each second.  Unlike firms that trade over-the-counter (“OTC”) derivative products, our business creates liquidity and transparency on electronic exchanges.

Our electronic brokerage and market making businesses are complementary. Both benefit from our combined scale and volume, as well as from our proprietary technology. Our brokerage customers benefit from the technology and market structure expertise developed in our market making business. The expense of developing and maintaining our unique technology, clearing, settlement, banking and regulatory structure required by any specific exchange or market center is shared by both of our businesses. This, in turn, enables us to provide lower transaction costs to our customers than our competitors, whether they use our services as a broker, market maker or both. In addition, we believe we gain a competitive advantage by applying the software features we have developed for a specific product or market to newly-introduced products and markets over others who may have less automated facilities in one or both of our businesses or who operate only in a subset of the exchanges and market centers on which we operate. Our trading system contains unique architectural aspects that, together with our massive trading volume in markets worldwide, may impose a significant barrier to entry for firms wishing to compete in our specific businesses and permit us to compete favorably against our competitors.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this prospectus, and any other document that is incorporated by reference into this prospectus or the applicable prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “forecast,” “potential,” “likely” or “possible”, as well as the negative of such expressions, and similar expressions intended to identify forward-looking statements. Any or all of our forward-looking statements in this report and in the documents that we have referred you to may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Therefore, you should not place undue reliance on any such forward-looking statements. The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others:

•	general economic conditions in the markets where we operate;

•	increased industry competition and downward pressures on bid/offer spreads and electronic brokerage commissions;

•	risks inherent to the electronic market making and brokerage businesses;

•	implied versus actual price volatility levels of the products in which we make markets;

•	the general level of interest rates;

•	failure to protect or enforce our intellectual property rights in our proprietary technology;

•	our ability to keep up with rapid technological change;

•	system failures and disruptions;

•	non-performance of third-party vendors;

•	conflicts of interest and other risks due to our ownership and holding company structure;

•	the loss of key executives and failure to recruit and retain qualified personnel;

•	the risks associated with the expansion of our business;

•	our possible inability to integrate any businesses we acquire; and

•	compliance with laws and regulations, including those relating to the securities industry.

Before you purchase our securities, you should read this prospectus, any prospectus supplement and the documents that we reference or incorporate by reference in this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Our business, financial condition, results of operations, and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented or incorporated by reference in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the Common Stock to purchase IBG LLC membership interests from IBG Holdings LLC.  Alternatively, we may issue shares of Common Stock to IBG LLC in exchange for newly issued membership interests equal in number to such number of shares of Common Stock issued by us, in which case we will not receive any proceeds from the issuance of such shares of Common Stock.  As described below in “Description of Capital Stock – Other matters”, no material dilution is expected.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our certificate of incorporation and bylaws, as each is currently in effect.  This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to this registration statement.

Our authorized capital stock consists of 1,000,000,000 shares of Class A Common Stock, par value $0.01 per share, 100 shares of Class B Common Stock, par value $0.01 per share and 10,000 shares of preferred stock. In this section, when we refer to “Common Stock,” we are referring to Class A Common Stock and Class B Common Stock, taken as a whole.

Common Stock

Class A Common Stock

Voting rights

The holders of Class A Common Stock are entitled to one vote per share. Holders of shares of Class A Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to our amended and restated certificate of incorporation must be approved by a majority of the combined voting power of all shares of Class A Common Stock and Class B Common Stock, voting together as a single class. However, amendments to the amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class A Common Stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to our amended and restated certificate of incorporation to increase or decrease the authorized shares of any class of Common Stock shall be approved upon the affirmative vote of the holders of a majority of the shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

Dividend rights

Holders of Class A Common Stock share ratably (based on the number of shares of Common Stock held) in any dividend declared by our board of directors. Dividends consisting of shares of Class A Common Stock may be paid only as follows: (i) shares of Class A Common Stock may be paid only to holders of shares of Class A Common Stock; and (ii) shares are paid proportionally with respect to each outstanding share of Class A Common Stock. We may not subdivide or combine shares of either class of Common Stock without at the same time proportionally subdividing or combining shares of the other class. Dividends payable to holders of Class B Common Stock can only be paid if dividends in the same amount per share are simultaneously paid to holders of Class A Common Stock.

Liquidation rights

On our liquidation, dissolution or winding up, all holders of Class A Common Stock are entitled to share ratably in any assets available for distribution to holders of shares of Common Stock.

Other matters

In accordance with our amended and restated certificate of incorporation and the amended and restated limited liability company agreement pursuant to which IBG LLC is governed, the net cash proceeds received by us from any future issuance of shares of Common Stock will either be used to purchase IBG LLC membership interests from IBG Holdings LLC or be transferred to IBG LLC in exchange for newly issued membership interests equal in number to such number of shares of Common Stock issued by us. The number of outstanding IBG LLC membership interests owned by us, therefore, equals the number of outstanding shares of our Common Stock at all times. As a result, existing common stockholders experience no material dilution with regard to their equity interest in IBG LLC as a result of the issuance of additional shares of our Common Stock.

In the event of our merger or consolidation with or into another company in connection with which shares of either class of Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Common Stock, regardless of class, are entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), provided that if shares of either class of Common Stock are exchanged for shares of capital stock, such shares exchanged for or changed into may differ to the extent that the Class A Common Stock and the Class B Common Stock differ.

No shares of either class of Common Stock are subject to redemption or have preemptive rights to purchase additional shares of either class of Common Stock. All outstanding shares of Class A Common Stock have been legally issued, fully paid and nonassessable.

Class B Common Stock

Voting rights

The holders of Class B Common Stock, in the aggregate, are entitled to the number of votes equal to the number of IBG LLC membership interests held by such holders. IBG Holdings LLC, as the sole holder of the Class B Common Stock, is entitled to approximately 352.3 million votes, as of September 30, 2013.

Holders of shares of Class B Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class B Common Stock and Class A Common Stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority of the combined voting power of all shares of Class B Common Stock and Class A Common Stock, voting together as a single class. However, amendments to the certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B Common Stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to our amended and restated certificate of incorporation to increase or decrease the authorized shares of any class of Common Stock shall be approved upon the affirmative vote of the holders of a majority of the shares of Class B Common Stock and Class A Common Stock, voting together as a single class.

Dividend rights

Holders of Class B Common Stock share ratably (based on the number of shares of Common Stock held) in any dividend declared by the board of directors. Dividends consisting of shares of Class B Common Stock may be paid only as follows: (i) shares of Class B Common Stock may be paid only to holders of shares of Class B Common Stock; and (ii) shares are paid proportionally with respect to each outstanding share of Class B Common Stock. We may not subdivide or combine shares of either class of Common Stock without at the same time proportionally subdividing or combining shares of the other class. Dividends payable to holders of Class B Common Stock can only be paid if dividends in the same amount per share are simultaneously paid to holders of Class A Common Stock.

Liquidation rights

On our liquidation, dissolution or winding up, all holders of Class B Common Stock are entitled to share ratably in any assets available for distribution to holders of shares of Common Stock.

Other matters

In the event of our merger or consolidation with or into another company in connection with which shares of either class of common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Common Stock, regardless of class, are entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), provided that, if shares of either class of Common Stock are exchanged for shares of capital stock, such shares exchanged for or changed into may differ to the extent that the Class A Common Stock and the Class B Common Stock differ.

No shares of either class of Common Stock are subject to redemption or will have preemptive rights to purchase additional shares of either class of Common Stock. All outstanding shares of Class B Common Stock have been legally issued and are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue our preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Common Stock. The issuance of our preferred stock could adversely affect the voting power of our holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of our preferred stock could have the effect of delaying, deferring, or preventing a change in our control.

IBG LLC Membership Interests and Amended and Restated Limited Liability Company Agreement of IBG LLC

Our primary asset is our ownership of approximately 12.4% of the IBG LLC membership interests, and our controlling interest and related contractual rights as the sole managing member of IBG LLC, as of September 30, 2013. There are approximately 402.3 million IBG LLC membership interests issued and outstanding, approximately 50.0 million, or 12.4%, of which are owned by us, and approximately 352.3 million, or 87.6%, of which are owned by IBG Holdings LLC as of September 30, 2013. All IBG LLC membership interests are identical and have the same voting and other rights.

Our only business is to act as the sole managing member of IBG LLC, and, as such, we operate and control all of the business and affairs of IBG LLC, have all of the rights and powers which may be possessed by managing members under the Connecticut Limited Liability Company Act and are able to consolidate IBG LLC’s financial results into our financial statements. Except with the prior written consent of both members of IBG LLC, we do not have the authority to:

•	conduct any act in contravention of IBG LLC’s amended and restated limited liability company agreement;

•	knowingly perform any act that would subject any member to personal liability for debts or obligations of IBG LLC in any jurisdiction;

•	engage in any activity which substantially changes the nature of IBG LLC’s business;

•	sell all or a substantial portion of the property of IBG LLC;

•	merge or consolidate IBG LLC with or into another entity;

•	convert IBG LLC, by whatever means, into a corporation or another form of business entity; or

•	dissolve or liquidate IBG LLC.

The amended and restated limited liability company agreement of IBG LLC provides that the number of IBG LLC membership interests will equal the sum of the number of shares of Common Stock outstanding and the number of outstanding membership interests of IBG Holdings LLC. From time to time and without regard to the exchange agreement among us, IBG LLC, IBG Holdings LLC and the historical members of IBG LLC, we may issue additional shares of Common Stock under incentive plans for employees (including our 2007 Stock Incentive Plan), in exchange for capital or in other arrangements that benefit IBG LLC. In any such case, it is the intention of the members that a corresponding number of IBG LLC membership interests shall be issued to us in exchange for the consideration received by us for our issuance of additional shares of Common Stock. If any shares of Common Stock are issued subject to restrictions resulting in forfeiture to us or are otherwise redeemed by us, a corresponding number of IBG LLC membership interests shall be surrendered to IBG LLC by us for cancellation. Similarly, if any common shares of IBG Holdings LLC are forfeited to IBG Holdings LLC and as a result thereof are no longer outstanding, a corresponding number of IBG LLC membership interests shall be surrendered to IBG LLC by IBG Holdings LLC for cancellation. These and other adjustments to the number of IBG LLC membership interests outstanding may be made from time to time as necessary to properly reflect the relative interests of the members.

In accordance with the amended and restated limited liability company agreement pursuant to which IBG LLC is governed, net profits, net losses and distributions of IBG LLC are allocated and made to its members pro rata in accordance with the respective percentages of their membership interests in IBG LLC. Accordingly, net profits and net losses of IBG LLC are allocated, and distributions by IBG LLC are made, approximately 12.4% to us and approximately 87.6% to IBG Holdings LLC as of September 30, 2013.

Pursuant to the terms of the amended and restated limited liability company agreement of IBG LLC, we, as the managing member of IBG LLC, can cause IBG LLC to make distributions to its members, including us, to the extent necessary to enable such members to pay taxes incurred with respect to their allocable shares of taxable income of IBG LLC, using a tax rate no less than the actual combined federal, state and local income tax rates applicable to our allocable share of taxable income. Any distributions by IBG LLC in excess of such tax distributions will be at the discretion of our board of directors and will depend on IBG LLC’s strategic plans, financial results and condition, contractual, legal, financial and regulatory restrictions on distributions (including the ability of IBG LLC to make distributions under the covenants in its senior secured revolving credit facility), capital requirements, business prospects and such other factors as our board of directors, in exercising our authority as managing member of IBG LLC, considers to be relevant to such determination.

Anti-takeover Effects of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of our amended and restated certificate of incorporation and our bylaws could have anti-takeover effects. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our corporate policies formulated by our board of directors. In addition, these provisions also are intended to ensure that our board of directors will have sufficient time to fulfill its fiduciary duties to us and our stockholders. These provisions also are designed to reduce our vulnerability to an unsolicited proposal for our takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of us. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, these provisions could delay or frustrate the removal of incumbent directors or the assumption of control of us by the holder of a large block of common stock, and could also discourage or make more difficult a merger, tender offer, or proxy contest, even if such event would be favorable to the interest of our stockholders.

Special meetings of stockholders.  Our bylaws preclude our stockholders from calling special meetings of stockholders or requiring the board of directors or any officer to call such a meeting or from proposing business at such a meeting. Our bylaws provide that only a majority of our board of directors, the chairman of the board or the chief executive officer can call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder cannot force stockholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of stockholders prior to the time a majority of the board of directors, the chairman of the board or the chief executive officer believes the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace board members also can be delayed until the next annual meeting.

Other limitations on stockholder actions.  Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. This provision may have the effect of precluding the conduct of certain business at a meeting if the proper notice is not provided and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. In addition, the ability of our stockholders to remove directors without cause is precluded.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, with the following exceptions:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Computershare Shareholder Services, Inc.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “IBKR.”

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies also may be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site (http://www.sec.gov).

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of the prospectus but before the termination of any offering made under this prospectus and accompanying prospectus supplement:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2012 (filed with the SEC on March 8, 2013);

•
our quarterly reports on Form 10-Q for the quarters ended March 31, 2013 (filed with the SEC on May 10, 2013), June 30, 2013 (filed with the SEC on August 9, 2013) and September 30, 2013 (filed with the SEC on November 8, 2013), and on Form 10-Q/A for the quarter ended September 30, 2013 to file XBRL exhibits (filed with the SEC on November 12, 2013);

•	our definitive proxy statement filed with the SEC on March 15, 2013 and additional solicitation materials also filed with the SEC on March 15, 2013;

•	our current reports on Form 8-K, filed with the SEC on April 16, 2013, April 30, 2013, July 16, 2013, and October 15, 2013; and

•	the description of our Common Stock contained in the registration statement on Form 8-A, filed with the SEC on May 2, 2007.

Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Interactive Brokers Group, Inc., One Pickwick Plaza, Greenwich, Connecticut 06830, Attn: Corporate Secretary. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dechert LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion on the consolidated financial statements and financial statement schedule and express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by us in connection with the distribution of the securities being registered are set forth:

SEC registration fee	*
Accountants’ fees and expenses	**
Legal fees and expenses	**
Printing and engraving expenses	**
Miscellaneous	**
Total expenses	**

*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

**
Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the company. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by the DGCL, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (3) under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or (4) arising as a result of any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our bylaws provide that (1) we are required to indemnify our directors and officers to the fullest extent permitted by applicable law; (2) we are permitted to indemnify our other employees to the extent permitted by applicable statutory law; (3) we are required to advance expenses to our directors and officers in connection with any legal proceeding, subject to the provisions of applicable statutory law; and (4) the rights conferred in our bylaws are not exclusive.

In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by or on behalf of the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

The Company’s directors and officers are also indemnified by IBG LLC pursuant to the Indemnification Agreement dated June 14, 2007 and by Thomas Peterffy pursuant to the Indemnification Agreement dated October 7, 2008.  The registrant maintains directors’ and officers’ liability insurance covering certain liabilities incurred by the directors and officers of the registrant in connection with the performance of their duties.

Item 16. Exhibits

Exhibit No.	Description
1.1 (1)	Form of Underwriting Agreement

3.1
Amended and Restated Certificate of Incorporation of Interactive Brokers Group, Inc. (filed as Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-1 filed by the Company on April 4, 2007)

3.2	Bylaws of Interactive Brokers Group, Inc. (filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed by the Company on November 27, 2006)

5.1	Opinion of Dechert LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Dechert LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on November 12, 2013.

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ PAUL J. BRODY
	Name:	Paul J. Brody
	Title:	Chief Financial Officer, Treasurer and Secretary

KNOW ALL BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Thomas Peterffy and Paul J. Brody, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him or her and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Company hereby confers like authority on its behalf.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ THOMAS PETERFFY	Chairman of the Board of Directors,	November 12, 2013
Thomas Peterffy	Chief Executive Officer and President (Principal Executive Officer)

/s/ PAUL J. BRODY	Chief Financial Officer, Treasurer,	November 12, 2013
Paul J. Brody	Secretary and Director (Principal Financial Officer)
/s/ TIMOTHY E. ROGERS	Controller,	November 12, 2013
Timothy E. Rogers	(Principal Accounting Officer)

/s/ MILAN GALIK	Director	November 12, 2013
Milan Galik

/s/ RICHARD GATES	Director	November 12, 2013
Richard Gates

/s/ LAWRENCE E. HARRIS	Director	November 12, 2013
Lawrence E. Harris

/s/ EARL H. NEMSER	Director	November 12, 2013
Earl H. Nemser

/s/ IVERS W. RILEY	Director	November 12, 2013
Ivers W. Riley

/s/ HANS R. STOLL	Director	November 12, 2013
Hans R. Stoll

EXHIBIT INDEX

Exhibit No.	Description
1.1 (1)	Form of Underwriting Agreement

3.1
Amended and Restated Certificate of Incorporation of Interactive Brokers Group, Inc. (filed as Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-1 filed by the Company on April 4, 2007)

3.2	Bylaws of Interactive Brokers Group, Inc. (filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed by the Company on November 27, 2006)

5.1	Opinion of Dechert LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Dechert LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.